EXHIBIT 23.2

                      Consent of Independent Accountants

                    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 1995 relating to the financial statements of the Business Finance Division of Barclays Business Credit, Inc., which appears in the Current Report on Form 8-K of Shawmut National Corporation dated April 13, 1995.

          /s/ Price Waterhouse LLP
          Hartford, Connecticut
          October 3, 1995